    As filed with the Securities and Exchange Commission on November 7, 1996
                            Registration No. ________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               ------------------


                         FIRST WEST CHESTER CORPORATION
             (Exact name of registrant as specified in its charter)

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                Pennsylvania                               23-2288763
                ------------                               ----------
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

            9 North High Street
         West Chester, Pennsylvania                        19380
         --------------------------                        -----
  (Address of principal executive offices)                (Zip Code)
                               ------------------


         THE FIRST NATIONAL BANK OF WEST CHESTER RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                               ------------------


                                CHARLES E. SWOPE
                      President and Chief Executive Officer
                         First West Chester Corporation
                               9 North High Street
                        West Chester, Pennsylvania 19380
                                 (610) 692-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------


                                    Copy to:

                           JAMES W. SCHWARTZ, ESQUIRE
                          PATRICIA A. GRITZAN, ESQUIRE
                           Saul, Ewing, Remick & Saul
                             3800 Centre Square West
                        Philadelphia, Pennsylvania 19102
                                 (215) 972-7777
                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                              Proposed             Maximum
Title of Securities to   Amount to be     Maximum Offering        Aggregate
    be Registered         Registered     Price Per Share (1)    Offering Price        Amount of Registration Fee (1)
Common Stock, Par
Value $1.00 Per Share       25,000            $30.25                $756,250                   $229.17
======================  ===============  ===================  ==================      ==============================

         (1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the bid and asked price for shares of the Common Stock on November 1, 1996.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.1

Item 2.        Registrant Information and Employee Plan Annual Information.1

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The documents listed in clauses (a) through (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and Annual Report on Form 11-K for the year ended December 31, 1995.

         (c) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

               The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of the Business Corporation Law of the Commonwealth of Pennsylvania
--------
1 The information called for by Part I of Form S-8 is currently included in separate documents which are delivered to each employee who is eligible to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not filed with this Form S-8.

(the "BCL"), as amended from time to time, and the Registrant may, by action of its Board of Directors, indemnify all other persons it may indemnify pursuant to such law, provided that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In accordance with the BCL, the Registrant's By-laws include the indemnification provision excerpted below:

               Section 8.02.  Indemnification.  The Corporation  shall indemnify
                              ---------------
               any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceedings, whether civil, criminal, administrative or investigative (including action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director, officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as an officer or director of another corporation at the request of the Corporation. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this
               Section 8.02 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This Section 8.02 shall not be effective with respect to any action, suit or proceeding commenced prior to January 27, 1987.

               The Registrant maintains Directors' and Officers' liability insurance for all of its Directors and Officers.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

               The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

         5.1      Opinion of MacElree, Harvey, Gallagher, Featherman &
                  Sebastian, Ltd.

         5.2 Copy of the Internal Revenue Service determination letter that the Plan is qualified under section 401 of the Internal Revenue Code

         23.1     Consent of Grant Thornton LLP

         23.2 Consent of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. (contained in Exhibit No. 5.1)

         24 Power of Attorney (included on signature page of the Registration Statement)

Item 9.    Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of West Chester, State of Pennsylvania, on November 1, 1996.

                                                FIRST WEST CHESTER CORPORATION


                                                By: /s/ Charles E. Swope
                                                -------------------------------
                                                Charles E. Swope, President and
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of West Chester, State of Pennsylvania, on November 1, 1996.

                                                THE FIRST NATIONAL BANK OF WEST
                                                CHESTER RETIREMENT SAVINGS PLAN


                                                By: /s/ Ruth Ann Scott
                                                -------------------------------
                                                Ruth Ann Scott
                                                Vice President Human Resources


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Charles E. Swope, Eric W. Rohrbach and J. Duncan Smith, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                              Date
---------                                            -----                              ----


 /s/  Charles E. Swope                               Chairman of the Board,             November 1, 1996
----------------------------
Charles E. Swope                                     President and Chief Executive
                                                     Officer



 /s/ J. Duncan Smith                                 Treasurer (Principal               November 1, 1996
----------------------------
J. Duncan Smith                                      Accounting and
                                                     Financial Officer)


Signature                                            Title                              Date
---------                                            -----                              ----


 /s/  Richard M. Armstrong                           Director                           November 1, 1996
-----------------------------
Richard M. Armstrong



 /s/  John J. Ciccarone                              Director                           November 1, 1996
-----------------------------
John J. Ciccarone



 /s/  M. Robert Clarke                               Director                           November 1, 1996
-----------------------------
M. Robert Clarke



 /s/  Edward J. Cotter                               Director                           November 1, 1996
-----------------------------
Edward J. Cotter



 /s/ Clifford E. DeBaptiste                          Director                           November 1, 1996
-----------------------------
Clifford E. DeBaptiste



 /s/  John A. Featherman, III                        Director                           November 1, 1996
------------------------------
John A. Featherman, III



 /s/  John S. Halsted                                Director                           November 1, 1996
------------------------------
John S. Halsted



 /s/ J. Carol Hanson                                 Director                           November 1, 1996
------------------------------
J. Carol Hanson



 /s/ Devere Kauffman                                 Director                           November 1, 1996
------------------------------
Devere Kauffman




Signature                                            Title                              Date
---------                                            -----                              ----


 /s/ David L. Peirce                                 Director                           November 1, 1996
------------------------------
David L. Peirce



 /s/ John B. Waldron                                 Director                           November 1, 1996
------------------------------
John B. Waldron


                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                Exhibit
-----------                -------

5.1                        Opinion of MacElree, Harvey, Gallagher, Featherman &
                           Sebastian, Ltd.

5.2 Copy of the Internal Revenue Service determination letter that the Plan is qualified under section 401 of the Internal Revenue Code

23.1                       Consent of Grant Thornton LLP,

23.2 Consent of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.(Contained in Exhibit No. 5.1)

24 Power of Attorney authorizing Charles E. Swope, Eric W. Rohrbach, and J. Duncan Smith to sign the Registration Statement (included in signature page of the Registration Statement)

                                                                     EXHIBIT 5.1



                   [LETTERHEAD OF MACELREE, HARVEY, GALLAGHER,
                          FEATHERMAN & SEBASTIAN, LTD.]



                                                               November 7, 1996

First West Chester Corporation
9 North High Street
West Chester, PA  19380

Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") of First West Chester Corporation, a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 25,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares").

         We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

         Based on the foregoing, it is our opinion that:

         1. the Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and

         2. the Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                    Very truly yours,


                    /s/MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.
                    ------------------------------------------------------------
                    MACELREE, HARVEY, GALLAGHER, FEATHERMAN & SEBASTIAN, LTD.

                                                                     EXHIBIT 5.2

                   [LETTERHEAD OF DEPARTMENT OF THE TREASURY]

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA

BALTIMORE, MD 21201-0000                      Employer Identification Number:
Date: February. 01, 1995                         23-1209886
                                              File Folder Number:
                                                 521046585
FIRST NATIONAL BANK OF WEST CHESTER           Person to Contact:
9 NORTH HIGH STREET, P.O. BOX 523                JAMES R. KEMPER
WEST CHESTER, PA 19381                        Contact Telephone Number:
                                                 (302) 761-1718
                                              Plan Name:
                                                 THE FIRST NATIONAL BANK OF WEST
                                                 CHESTER 401(K)
                                              Plan Number: 002



Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on December 30, 1994.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan  satisfies the  nondiscrimination  in amount  requirement  of section 1.401(a) (4) -l (b) (2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.



                                                               Sincerely yours,


                                                               District Director



Enclosure(s)
Publication 794
Addendum


         This determination also includes the amendments dated December 10, 1991, February 26, 1993 and December 17, 1993.

                                                                   EXHIBIT 23.1



                         [LETTERHEAD OF GRANT THORNTON]

              CONCENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 25, 1996 accompanying the consolidated financial statements of First West Chester Corporation and Subsidiaries appearing in the Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.


Date:  November 7, 1996                              Grant Thornton LLP
       -------------------------
                                                     /s/ Grant Thornton LLP
                                                     ----------------------
                                                     Philadelphia, Pennsylvania